UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

True Nature Holding, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53601	87-0496850
(Commission File Number)	(I.R.S. Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

(404) 254-6980
(Registrant’s Telephone Number, Including Area Code)

Trunity Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On April 11, 2016 the Board of Directors elected Mr. James Driscoll, age 54, to the Board of Directors. Mr. Driscoll is currently CEO of Channel Terminals, LLC, a crude oil liquids terminals and refinery based in Houston, TX.  Mr. Driscoll is also a member of the Board of Directors at Double Zero Recycling LLC as well as an Advisory Board Member at HealPros LLC, a diabetic retinal imaging business, and Funding University LLC, an early stage online peer to peer lending business targeted on secondary education.  Previously he was President of Method Holdings, LLC, from 2011 until late 2013.  Between 2006 and 2011 Mr. Driscoll was a Senior Partner with private equity firm 1848 Capital Partners LLC.  From 2009 to 2010 he was COO and Executive Vice President of CareDynamix LLC, a healthcare business focused on provision of onsite vaccination services around the US.

In addition, Mr. Driscoll, has over 14 years of experience at various senior positions in the power generation and transportation industries in varied locations around the world.  He began his professional career as a trader in New York City. He has an MBA from Harvard University (1991) and a BA in English Literature from Bowdoin College (1984). Mr. Driscoll will receive 100,000 shares of restricted common stock as compensation for his term on the Board, consistent with all prior appointments by the Company.

On April, 2016 Dr. William Ross, age 70, advised the Company that he desired to resign from the Board of Directors, as he intends to retire from all business activities. After electing Mr. Driscoll, the Board accepted Dr. Ross's resignation, and thanks him for his service, and wishes him the best in his retirement. There were no disagreements, or conflicts with the Board and Dr. Ross.

Item 7.01 Regulation FD Disclosure.

On March 9, 2016 the Company issued a press release updating its investors on the plans for its acquisition of compounding pharmacies, and other general information. On April 1, 2016 the Company issued a press release announcing an agreement to acquire Integrity Compounding Pharmacy, based in Atlanta, Georgia. On April 11, 2016 the Company issued a press release announcing the appointment of Mr. James Driscoll to its Board of Directors, and the retirement of Dr. William Ross from its Board of Directors. All three (3) press releases are attached to this filing as exhibits.

Item 8.01 Other Events.

On April 4, 2016 the Company entered into a non-binding letter of intent to acquire Integrity Compounding Pharmacy in Dunwoody, Georgia, a suburb of Atlanta. The agreement calls for purchase consideration approximate equal to 12 months revenue, which is around $1 million, subject to a full audit. Payment will be split between the issuance of common stock, a convertible note that may convert into stock at a price not less than $1.50 per share, and a short term note payable. The final allocation of each of these will be determined prior to closing, which is expected to occur in late April 2016. Mr. Casey Gaetano, age 29, its Founder and CEO, is expected to join the management team at True Nature subsequent to closing. The letter of intent is not a definitive agreement, and the Company anticipates that the definitive agreement will contain customary conditions to closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: April 14, 2016	By:	/s/ Stephen Keaveney
Stephen Keaveney Chief Executive Officer and Chief Financial Officer

3